Exhibit 1



                    LETTER FROM FORMER CERTIFYING ACCOUNTANTS



ERNST & YOUNG LLP
                              *  Suite 1400              *  Phone: 512-478-9881
                                 700 Lavaca                 Fax:   512-473-3499
                                 Austin, Texas 78701




       EXHIBIT 1 TO FORM 8-K


       August 3, 1999


       Securities and Exchange Commission
       450 Fifth Street, N.W.
       Washington, DC 20549


       Gentlemen:

       We have read Item 4 of Form 8-K dated August 3, 1999, of Surrey, Inc. and are in agreement with the statements contained in the first paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                             Very truly yours,


                                             /s/ Ernst & Young LLP




       Ernst & Young LLP is a member of Ernst & Young International, Ltd.